                                                                     EXHIBIT 3.2

Metrowerks Inc. and Subsidiaries
By-Laws to Metrowerks


                          RESOLUTION OF THE BOARD OF
                                   DIRECTORS
                                      of
                                METROWERKS INC.


          WHEREAS a certificate of amalgamation dated January 1, 1990, amalgamating METROWERKS INC. and METROPOLIS COMPUTER NETWORKS INC. under the provisions of the Canada Business Corporations Act and continuing their existence as one corporation under the name of METROWERKS INC., has been issued by the Director of Corporations Branch; and

          WHEREAS pursuant to article 182(1)(f) of the Canada Business Corporations Act and article 2.10 of the amalgamation agreement entered into by the two amalgamating Corporations dated December 31, 1989, the general by-laws of the amalgamated Corporation are to be the by-laws of METROWERKS INC., subject, however, to the necessary amendments to have them comply with the provisions of the Act;

NOW THEREFORE, BE IT RESOLVED:

THAT the following by-law be and is adopted:

                                  BY-LAW NO.
                                     ONE

being a by-law relating generally to the transaction of the business and affairs of the Corporation.

hereby

                                  DEFINITIONS


1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a) "Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

(b) "articles" means the articles of the Corporation, as from time to time amended or restated;

(c) "by-law" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(d) "unanimous shareholders agreement" means an agreement as described in subsection 146(2) of the Act made by the shareholders of the Corporation;

(e) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice-versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

(f) the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

(g) all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act.


                               REGISTERED OFFICE


2. The Corporation may from time to time (i) by resolution of the board of directors change the location of the address of the registered office of the Corporation within the place specified in the articles and (ii) by articles of amendment change the place in which its registered office is situated to another place within Canada.

                                CORPORATE SEAL


3. The Corporation may have one or more corporate seals which shall be such as the board of directors may by resolution from time to time adopt and change.


                                   DIRECTORS


4. Number and Powers. There shall be a board of directors consisting of such fixed number, or minimum and maximum number of directors as may be set out in the articles, but a corporation, any of the issued securities of which are or were part of a distribution to the public and remain outstanding and are held by more than one person, shall not have fewer than three (3) directors, at least two (2) of whom are not officers or employees of the Corporation or its affiliates. A majority of the board of directors must be resident Canadians unless the Corporation is a holding corporation referred to in subsection 105(4) of the Act.

5. Vacancies. If the number of directors is increased, the resulting vacancies shall be filled at a meeting of shareholders duly called for that purpose. Notwithstanding the provisions of this by-law and subject to the provisions of the Act, if a vacancy should otherwise occur in the board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term. In the absence of a quorum, the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy pursuant to subsection 111(2) of the Act. Where a vacancy or vacancies exist in the board, the remaining directors may exercise all of the powers of the board so long as a quorum remains in office.

6. Term of Office. A director's term of office shall be from the meeting at which he is elected or appointed until the annual meeting next following or until his successor is elected or appointed, or until, if earlier, he dies or resigns, or is removed or disqualified pursuant to the provisions of the Act.

7. Vacation of Office. The office of a director shall ipso facto be vacated if:

(a) he dies;

(b) by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

(c) he is removed from office in accordance with section 109 of the Act; or

(d) he ceases to be qualified to be a director.

8. Election. Directors shall be elected by the shareholders by ordinary resolution in a general meeting on show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot.

          A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.


                             MEETINGS OF DIRECTORS


9. Place of Meeting. Subject to the articles, meetings of directors may be held at any place within or outside Canada as the directors may from time to time determine or the person convening the meeting may give notice. A meeting of the board of directors may be convened by the chairman of the board, if any, the president if any, or any director at any time. The secretary, if any, shall upon direction of any of the foregoing convene a meeting of the board of directors.

          Notice. Notice of the time and place for the holding of any such meeting shall be delivered, mailed, telegraphed, cabled or telexed to each director at his latest address as shown on the records of the Corporation not less than two (2) days (exclusive of the day on which the notice is delivered, mailed, telegraphed, cabled or telexed but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the board of directors may be held at any time without notice if all the directors have waived notice.

          For the first meeting of the board of directors to be held immediately following the election of directors at an annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

          A notice of a meeting of directors shall specify any matter referred to in subsection 115(3) of the Act that is to be dealt with at the meeting.

          Waiver of Notice. Notice of any meeting of the board of directors or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by telegram, cable or telex addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

          Telephone Participation. A director may, if all the directors of the Corporation consent thereto (either before, during or after the meeting), participate in a meeting of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means shall be deemed to be present at that meeting.

10. Adjournment. Any meeting of the board of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting need be given to any director. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

11. Quorum and Voting. Subject to the articles, a majority of the number of directors in office at the time shall constitute a quorum for the transaction of business. Subject to subsection 117(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum of the board is present. Questions arising at any meeting of the board of directors shall be decided by a majority of votes cast. In case of an equality of votes, the chairman of the meeting, in addition to his original vote shall not have a second or casting vote. Where the Corporation has only one director, that director may constitute the meeting.

12. Resolution in lieu of meetinq. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

          A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.


                           REMUNERATION OF DIRECTORS


13. Subject to the articles or any unanimous shareholders agreement, the remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer of the Corporation who is also a member of the board of directors. The directors may also by resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.


                    SUBMISSION OF CONTRACTS OR TRANSACTIONS
                         TO SHAREHOLDERS FOR APPROVAL


14. The board of directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

                      INDEMNITIES TO DIRECTORS AND OTHERS


15. Except in respect of an action by or on behalf of the Corporation or another body corporate (as hereinafter defined), the Corporation shall indemnify each director and officer of the Corporation and each former director and officer of the Corporation and each person who acts or acted at the Corporation's request as a director or officer of another body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or another body corporate, as the case may be, if

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

"another body corporate" as used herein means a body corporate of which the Corporation is or was a shareholder or creditor.


                                   OFFICERS


16. Appointment of Officers. Subject to the articles or any unanimous shareholders agreement, the board of directors, annually or as often as may be required, may appoint from among themselves a chairman of the board and may appoint a president and a secretary and, if deemed advisable, may also appoint one or more vice-presidents, a treasurer and one or more assistant secretaries and/or one or more assistant treasurers. None of such officers, except the chairman of the board, need be a director of the Corporation. Any two (2) or more of such offices may be held by the same person. In case and whenever the same person holds the offices of secretary and treasurer he may, but need not, be known as the secretary-treasurer. The board of directors may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties, as may from time to time be prescribed by resolution of the board of directors.

17. Remuneration and Removal of Officers. Subject to the articles or any unanimous shareholders agreement, the remuneration of all officers, employees and agents elected or appointed by the board of directors may be determined from time to time by resolution of the board of directors. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. The board of directors may by resolution remove any officer, employee or agent at any time, with or without cause.

18. Duties of Officers may be Delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

19. Chairman of the Board. The chairman of the board, if any, shall, if present, preside at all meetings of the board of directors and of shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors.

20. President. The president, if any, shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the chairman of the board, if any, the president shall, when present, preside at all meetings of the board of directors and shareholders; he ~I~' ~lyl~ ~u~rl concraccs, aocuments or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

21. Vice-President. The vice-president or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president, provided, however, that a vicepresident who is not a director shall not preside as chairman at any meeting of shareholders. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the board of directors.

22. Secretary. The secretary, if any, shall give or cause to be given notices for all meetings of the board of directors, of committees thereof, if any, and of shareholders when directed to do so and shall have charge, subject to the provisions of this by-law, of the records referred to in section 20 of the Act (except the accounting records) and of the corporate seal or seals, if any. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

23. Treasurer. Subject to the provisions of any resolution of the board of directors, the treasurer, if any, shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may by resolution direct. He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the board of directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

24. Assistant Secretary and Assistant Treasurer. The assistant secretary or, if more than one, the assistant Secretaries in order of seniority, and the assistant treasurer or, if more than one, the assistant treasurers in order of seniority, shall respectively perform all the duties of the secretary and treasurer, respectively, in the absence or inability to act of the secretary or treasurer as the case may be. The assistant secretary or assistant secretaries, if more than one, and the assistant treasurer or assistant treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board of directors.

                               MANAGING DIRECTOR


25. The board of directors may from time to time appoint from their number a managing director who is a resident Canadian and may delegate to him any of the powers of the board of directors except as provided in subsection 115(3) of the Act. The managing director shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the managing director shall be subject to discharge by the board of directors.

                                  COMMITTEES


26. The board of directors may from time to time appoint from their number one or more committees consisting of one or more individuals and delegate to such committee or committees any of the powers of the directors except as provided in subsection 115(3) of the Act. Except in the case of a holding corporation referred to in subsection 105(4) of the Act, a majority of the members of any such committee must be resident Canadians. Unless otherwise ordered by the board, a committee of directors shall have power to fix its quorum, to elect its chairman and to regulate its proceedings.


                                 SHAREHOLDERS'
                                   MEETINGS


27. Annual Meeting. Subject to compliance with section 133 of the Act, the annual meeting of the shareholders shall be convened on such day in each year and at such time as the board of directors may by resolution determine.

28. Special Meetings. Other meetings of the shareholders may be convened by order of the chairman of the board, the president or a vice-president who is a director or by the board of directors, to be held at such time and place as may be specified in such order.

          Special meetings of shareholders may also be called by written requisition to the board of directors signed by shareholders holding between them not less than five percent (5%) of the outstanding shares of the capital of the Corporation entitled to vote thereat. Such requisition shall state the business to be transacted at the meeting and shall be sent to the registered office of the Corporation.

          Except as otherwise provided in subsection 143(3) of the Act, it shall be the duty of the board of directors on receipt of such requisition, to cause the meeting to be called by the secretary of the Corporation.

          If the board of directors does not, within twentyone (21) days after receiving such requisition call a meeting, any shareholder who signed the requisition may call the meeting.

29. Place of Meetings. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in Canada as may be specified in the notice convening such meeting. Notwithstanding the foregoing, a meeting of shareholders may be held outside Canada if all the shareholders entitled to vote at that meeting so agree, and a shareholder who attends a meeting of shareholders held outside Canada is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

30. Notice. A printed, written or typewritten notice stating the day, hour and place of meeting and, subject to subsection 135(6) of the Act, the general nature of the business to be transacted shall be served to each person who is entitled to vote at such meeting, each director of the Corporation and the auditor of the Corporation, either personally or by sending such notice by prepaid mail not less than twenty-one (21) days or more than fifty (50) days before the meeting. If such notice is served by mail it shall be directed to the latest address as shown in the records of the Corporation, of the intended recipient. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any directors or the auditor of the Corporation in writing, by telegram, cable or telex addressed to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

31. Voting. Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder entitled to vote at the meeting. A shareholder may demand a ballot either before or after any vote by show of hands.

32. Omission of Notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

33. Record Date. The board of directors may by resolution fix in advance a date and time as the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders, but such record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held.

          If the directors fail to fix in advance a date and time as the record date in respect of all or any of the matters described above for any meeting of the shareholders of the Corporation, the following provisions shall apply, as the case may be:

(a) the record date for the determination of the shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given or sent;

the record date for the determination of the shareholders entitled to vote at a meeting of share holders shall be the day on which the meeting is held; and

(c) the record date for the determination of the shareholders entitled to receive the financial statements of the Corporation shall be the close of business on the day on which the directors pass the resolution relating thereto.

34. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance, unless a ballot is demanded, on a show of hands and in case of an equality of votes the chairman of the meeting shall not, both on a show of hands and on a ballot, have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

          At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

          In the absence of the chairman of the board, the president and every vice-president who is a director, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall choose one of their number to be chairman.

          If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination it shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors it shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

          Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

         Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the Corporation's articles, such holder or his proxy is the person entitled to vote in respect of the shares.

          Where two (2) or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

35. Proxies. A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

          An instrument appointing a proxyholder shall be in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof, duly authorized. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

          Unless the Act requires another form, an instrument appointing a proxyholder may be in the following form:

          "The undersigned shareholder of hereby appoints of or failing him, of as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the meeting of the shareholders of the said Corporation to be held on the day of , 19 , and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

  Dated the   day of

Signature of Shareholder

NOTE:

This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized."

          The directors may from time to time pass regulations regarding the deposit of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, cabled, telexed or sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that instruments appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic, telex, cable or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telex, cable or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

36. Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place. If a meeting of shareholders is adjourned less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, the requirements of subsection 149(1) of the Act relating to mandatory solicitation of proxies do not apply.

          Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form a quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling same.

37. Quorum. One (1) person present and holding or representing by proxy at least one (1) issued share of the Corporation shall be a quorum of any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting; for all other purposes a quorum for any meeting (unless a different number of shareholders and/or a different number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be persons present being not less than two (2) in number and holding or representing by proxy a majority of the shares entitled to vote at such meeting. If a quorum is present at the opening of a meeting of the shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

38. Resolution in lieu of meeting. Except where a written statement is submitted by a director under subsection 110(2) of the Act or by an auditor under subsection 168(5) of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

          A copy of every such resolution shall be kept with the minutes of the meetings of shareholders.

39. Certificates. Share certificates (and the form of stock transfer power on the reverse side thereof) shall (subject to compliance with section 49 of the
Act) be in such form and be signed by such director(s) or officer(s) as the board of directors may from time to time by resolution determine.

40. Registrar and Transfer Agent. The board of directors may from time to time by resolution appoint or remove one or more registrars and/or branch registrars (which may but need not be the same person) to keep the register of security holders and/or one or more transfer agents and/or branch transfer agents (which may but need not be the same person) to keep the register of transfer, and (subject to section 50 of the Act) may provide for the registration of issues and the registration of transfers of the securities of the Corporation in one or more places and such registrars and/or branch registrars and/or transfer agents and/or branch transfer agents shall keep all necessary books and registers of the Corporation for the registration of the issuance and the registration of transfers of the securities of the Corporation for which they are so appointed. All certificates issued after any such appointment representing securities issued by the Corporation shall be countersigned by or on behalf of one of the said registrars and/or branch registrars and/or transfer agents and/or branch transfer agents, as the case may be.

41. Surrender of Share Certificates. No transfer of a share issued by the Corporation shall be recorded or registered unless or until the certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such share, unless or until a duly executed share transfer power in respect thereof has been presented for registration.

42. Defaced, Destroyed, Stolen or Lost Certificates. If the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss of a share certificate is reported by the owner to the Corporation or to a registrar, branch registrar, transfer agent or branch transfer agent of the Corporation (hereinafter, in this paragraph, called the "Corporation's transfer agent") and such owner gives to the Corporation or the Corporation's transfer agent a written statement verified by oath or statutory declaration as to the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss and the circumstances concerning the same, a request for the issuance of a new certificate to replace the one so defaced, destroyed, wrongfully taken or lost and a bond of a surety company (or other security approved by the board of directors) in such form as is approved by the board of directors or by the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation, indemnifying the Corporation (and the Corporation's transfer agent, if any), against all loss, damage or expense, which the Corporation and/or the Corporation's transfer agent may suffer or be liable for by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed or apparently destroyed, stolen or otherwise wrongfully taken or lost, if such issuance is ordered and authorized by any one of the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation or by resolution of the board of directors.

                                   DIVIDENDS


43. Subject to the relevant provisions of the Act, the board of directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the relevant provisions, if any, of the articles.


                                    NOTICE


44. Shares registered in more than one name. All notices or other documents required to be sent to a shareholder by the Act, the regulations under the Act, the articles or the by-laws of the Corporation shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

45. Persons becoming entitled by operation of law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been duly given to the person or persons from who he derives his title to such shares.

46. Deceased Shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons, if any, interested with him in such shares.

47. Signatures to Notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

48. Computation of Time.

Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

49. Proof of Service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

CHEQUES, DRAFTS, NOTES, ETC.

50. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.


                                  CUSTODY OF
                                  SECURITIES


51. All securities, including warrants, owned by the Corporation shall be lodged, in the name of the Corporation, with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board are hereby authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute, under the seal of the Corporation or otherwise, all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying or enforcing or exercising any voting rights in respect of any such shares, bonds, debentures, rights, warrants or other securities. Where the Corporation has only one director and officer, being the same person, that person may perform the functions and exercise the powers herein contemplated.

          The signature or signatures of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or, subject to subsections 49(4) and 49(5) of the Act, bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the board of directors, shall, subject to subsections 49(4) and 49(5) of the Act, be deemed to have been duly signed by such officers, shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

                                 DECLARATIONS


53. The chairman of the board, if appointed, the president, the vice-presidents, secretary and/or treasurer, the assistant secretaries and/or assistant treasurers, comptroller, accountant, chief clerk, or any one of them, is authorized and empowered to appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out Of any court and to declare for and on behalf Of the Corporation any answer to writs Of attachment by way Of garnishment in which the Corporation is garnishee, and to make all affidavits and sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Corporation is a party and to make demands Of abandonment or petitions for winding up or bankruptcy orders upon any debtor Of the Corporation and to attend and vote at all meetings Of creditors Of any Of the Corporation's debtors and grant Proxies in connection therewith.

                                    FISCAL
                                     YEAR


54. The fiscal period Of the Corporation shall terminate on such day in each year as the board Of directors may from time to time by resolution determine.

The foregoing resolution is hereby consented to by the signatures Of all the directors Of METROWERKS INC.' pursuant to subsection 117(1) Of the Canada Business Corporations Act, this 1st day Of January, 1990.


/s/ Jean J. Belanger
Jean J. Belanger

/s/ Gregory P. Galanos
Gregory P. Galanos

                                METROWERKS INC.
                               INDEX TO BY-LAWS


BY-LAW NO.

ONE

DESCRIPTION

Relating generally to the transaction of the business and affairs of the Corporation

ADOPTED ON

January 1, 1990

BY-LAWS II AND III

RE: OMISSION OF BY-LAWS II AND III

Refer to Resolutions of the Board of Directors and the Shareholders of the Corporation dated May 28th, 1993.

BORROWING BY-LAW

d)

BY-LAW NO. IV

"A By-Law respecting the borrowing of issuing of money and the securities by:

METROWERKS INC.

(hereinafter called the "Company")

BE IT ENACTED as a By-Law of the Company as follows:

1. The Directors of the Company may, from time to to time, without the authorization of the Shareholders:

a) borrow money upon the credit of the Company;

b) issue, re-issue, sell or pledge debt obligations of the Company, including without limitation, bonds, debentures, notes or other similar obligations of the Company whether secured or unsecured;

c) subject to the provisions of the Act, give a guarantee on behalf of the Company to secure performance of any present of future indebtedness, liability or obligation of any person; and

charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired, present or future, real or personal, moveable or immoveable, property of the Company, including without limitation, book debts, rights, powers, franchises and undertakings, to secure any present or future indebtedness, liabilities of other obligations of the Company.

2. The Directors may, from time to time, by resolution delegate any or all of the powers referred to in paragraph I of this by-law to any one or more of the directors or officers of the Company."

                         RESOLUTION OF SHAREHOLDERS OF
                                METROWERKS INC.


held at the Corporation's Head office on 28th day of May 1993

The following Resolutions signed by all the Shareholders of METROWERKS INC. (the "Corporation"), under the provisions of Section 142 of the Canada Business Corporations Act, whereby a resolution in writing signed by all the Shareholders entitled to vote thereon shall be as valid as if it had been adopted at a meeting, are hereby adopted and the present resolutions shall be deemed to have been adopted on May 28th, 1993.

WHEREAS upon review of the Corporation's Book of Minutes, it was brought to the attention of the Shareholders of the Corporation that By-laws II and III of the Corporation were omitted at the date of amalgamation but were subsequently duly approved and adopted as By-laws IV titled the By-law Respecting the Borrowing of Money and the Issuing of Securities by METROWERKS INC. and as By-law V titled By-Law Authorizing Borrowing and Pledging in meetings of the Directors and Shareholders of the Corporation held on May 4th, 1992.

WHEREAS no Resolutions or acts of the Corporation demonstrate any reference to Bylaws II and III of the Corporation;

IT IS UNANIMOUSLY RESOLVED:

THAT the Shareholders of the Corporation acknowledge the omission of By-laws II and III in the Book of Minutes of the Corporation and recognize in their stead as duly approved and adopted By-laws IV and V dated May 4th, 1992;

THAT the Shareholders direct the proper officers of the Corporation to insert By-laws IV and V immediately after the approved and adopted By-law I in the Book of Minutes of the Corporation;

VALIDITY

We, the undersigned, being all the Shareholders of the Corporation entitled to vote, hereby sign these resolutions so that they shall be as valid as if they had been passed at a meeting of the Shareholders of the Corporation, in accordance with section 142(1) of the Canada Business Corporations Act.

2

INSERTION

It is resolved to keep a copy of the above-mentioned resolutions in the Minute Book of the Corporation, in conformity with section 142(2) of the Canada Business Corporations


/s/ Gregory P. Galanos                      /s/ Jean Belanger
_____________________________               _____________________________
GREGORY P. GALANOS                          JEAN J. BELANGER

/s/ Jean Belanger                           /s/ Gregory P. Galanos
_____________________________               _____________________________

144458 Canada Inc duly                      2380892 Canada Inc., duly
represented by Jean J. Belanger             represented by Gregoy P. Galanos


/s/ Stephen Lockyer
_____________________________

CORNWALLIS FINANCIAL CORPORATION,
  duly represented by Stephen Lockyer

13626 (7-84) (Borrowing Authority) Dominion, Alta., Man., N.B., Ontario, PE.I, Que or Sask. Company

BY-LAW AUTHORIZING BORROWING AND PLEDGING

Metrowerks Inc.

 . . . . . . . . . . . . . . .
     (Name of Company)

Incorporated under

Canada Business Corporations Act
 . . . . . . . . . . . . . . .

                                 (Name of Act)

BE IT AND IT IS HEREBY ENACTED as a By-law of the Company as follows:

BY-LAW NO.  V

1. That the Directors of the Company may from time to time:

   (a) borrow money upon the credit of the Company by obtaining loans or advances or by way of overdraft or otherwise;

   (b) issue, sell or pledge securities of the Company including bonds, debentures, debenture stock, for such sums on such terms and at such prices as they may deem expedient;

   (c) assign, transfer, convey, hypothecate, mortgage, pledge, charge or give security in any manner upon all or any of the real or personal, moveable or immoveable property, rights, powers, choses in action, or other assets, present or future, of the Company to secure any such securities or other securities of the Company or any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise; and

   (d) without in any way limiting the powers herein conferred upon the Directors, give security or promises to give security, agreements, documents and instruments in any manner or form under the Bank Act or otherwise to secure any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise.

2. That any or all of the foregoing powers may from time to time be delegated by the Directors to any one or more of the directors or officers of the Company.

   That this By-law shall remain in force and be binding upon the Company as regarding any person acting on the faith thereof until such person has received written notification from the Company that this By-law has been repealed or replaced.

ENACTED this 4th day of May 1992.

/s/ Gregory P. Galanos
/s/ Jean Belanger


CERTIFICATE

I hereby certify that the foregoing is a true copy of a By-law of
                           . . , ,Metrowerks, Inc.
                               (Name of Company)

(hereinafter called the "Company") duly enacted by the Directors of the Company; that the said By-law was duly confirmed and sanctioned by the Shareholders in the manner required by law; and that the said By-law is now in full force and effect.

WITNESS my hand and seal of the Company this . . 4th day of May..... ,1992

/s/ Jean Belanger
Secretary

Jean J. Belanger        Corporate Seal

SCHEDULE 2.05

ATTRIBUTES OF SHARES

The classes and any maximum number of shares that the Corporation is authorized to issue

Unlimited number of common shares; Unlimited number of Class A preferred shares; and Unlimlted number of Class B preferred shares, issuable in series.


I. The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporatlon.

(b) The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, dividends payable in money, property or by the issue of fully paid sharea of the capital of the Corporation.

(c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the Class A preferred shares and to any other class of shares ranking prior to the common shares, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

II. The Class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Subject to the provisions of the Canada Business Corporations Act (the "Act") or as otherwise expressly provided herein, the holders of the Class A preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b) The holders of the Class A preferred shares shall be entitled to receive during each year, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the other shares of the Corporation, non-cumulative dividends at a rate of up to 10% payable annually calculated on the Class A Preferred Redemption Price (as hereinafter in paragraph II.(h) defined) of each such share, payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the Class A preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c) The Corporation may, in the manner hereinafter provided, redeem at any time, all, or from time to time any part, of the outstanding Class A preferred shares on payment for each preferred share to be redeemed of the Class A Preferred Redemption Price plus all declared and unpaid dividends thereon (in paragraphs
II. (d), (e) and {f) called the "redemption price..)

(d) Before redeeming any Class A preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Class A preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least thirty (30) days before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the Class A preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption, the Corporatlon shall pay or cause to be paid the redemption price to the registered holders of the preferred shares to be redeemed on presentation and surrender of the certificates for the Class A preferred shares so called for redemption at the registered office of the Corporatlon or at such other place or places as may be specified ln such notice, and the certificates for such preferred shares shall thereupon be cancelled, and the Class A preferred shares presented thereby shall thereupon be redeemed; from and after the date speclfled for redemption in such notice, the holders of the Class A preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the Class A preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such Class A preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Class A preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective Class A preferred shares against presentation and surrender of the certificates representing such preferred shares. If less than all the Class A preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Class A preferred shares unanimously agree to the adoption of another method of selection of the preferred shares to be redeemed. If less than all the Class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(e) A holder of Class A preferred shares shall be entitled to require the Corporatlon to redeem at any time all, or from time to time any part, of the Class A preferred shares registered in the name of such holder by tendering to the Corporation at its registered office the shares certificate(s) representing the Class A preferred shares which the registered holder desires to have the

Corporation redeem together with a request in writing specifying (i) the number of Class A preferred shares which the registered holder de~ires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such Class A preferred shares, which redemption date shall not be less than (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the shares certificate(s) representing the Class A preferred shares which the registered holder desires to have the Corporation redeem together with such request, the Corporation shall on, or at its option, before, the redemption date redeem such shares by paying to the registered holder thereof, for each shares to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at any branch of the Corporation's bankers for the time being in Canada. The said Class A preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such Class A preferred shares shall cease to be entitled to dividenda and the holders thereof shall not be entitled to exercise any of the rights of the holders of preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Class A preferred shares so tenders for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such Class A preferred shares to the extent that the money applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata shares of the purchase moneys allocable. If less than all the Class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the Class A preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders, of the Class A preferred shares then outstandinq, or by invitation for tenders addressed to all the holders of the Class A preferred shares at the lowest price at which, in the option of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the Class A preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(g) Upon redemption of Class A preferred shares as set out in paragraphs II.
    (d), (e) and (f) hereof, the Corporation shall deduct from the stated capital account maintained for the Class A preferred shares an amount equal to the result obtained by multiplying the amount contained in the stated capital account maintained for the Class A preferred shares by the number of such shares which are redeemed, divided by the number of Class A preferred shares issued and outstanding immediately before such redemption.

(h) For the purposes of paragraphs II. (b), {c) and (i), the "Class A Preferred Redemption Price" of each Class A preferred shares shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such shares has been issued for money, or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, sharen of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such shares was originally issued as determined by the director. In accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such Class A preferred share.

(i) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class A preferred shares shall be entitled to receive for each Class A preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the common shares or any other shares ranking Junior to the Class A preferred shares, an amount equal to the Class A Preferred Redemption Price, but shall not be entitled to share any further in the distribution of the property or asset of the Corporation.

(j) No change to any of the provisions of paragraphs II. (a) to (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the Class A preferred shares, voting separately as a class at a meeting of such holders specially called for that purposes, or by a resolution in writing signed by all the holders of the preferred shares, in addition to any other approval required by the Act.

The Class B preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

The Class B preferred shares may be issued from time to time in one (1) or more series with such preferred, deferred or other special rights, privileges, restrictions, conditions and designations attached thereto and in particular such rate or rates or cumulative or noncumulative preferential annual dividends, redemption price or prices and amount or amounts to be paid thereon upon distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, as shall be fixed from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the board of directors of the Corporation and confirmed and declared by articles of amendment.